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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

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Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                 WELLMAN, INC.
                (Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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                                 WELLMAN, INC.
                             595 SHREWSBURY AVENUE
                              SHREWSBURY, NJ 07702

               SUPPLEMENT TO PROXY STATEMENT DATED APRIL 23, 2001

At the 2001 Annual Meeting of the Stockholders of Wellman, Inc., two of the matters you will be voting on are the approval of an amendment to the 1997 Stock Option Plan to increase by 1,250,000 the number of shares of Common Stock that may be issued under the plan and the adoption of the Directors Stock Option Plan under which 50,000 shares of Common Stock may be issued. If your shares are held in your broker's name, the New York Stock Exchange has informed us that brokers may vote those shares on the amendment to the Stock Option Plan and the adoption of the Directors Stock Option Plan without receiving instructions from you. As a result, "broker non-votes" will not reduce the number of affirmative votes necessary to approve each of these matters and will not have the same effect as a vote "against" the amendment and the Directors Stock Option Plan.

April 30, 2001